UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2004

URECOATS INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20101	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Quorum Business Center 718 South Military Trail Deerfield Beach, Florida		33442
(Address of Principal Executive Offices)		(Zip Code)

(954) 428-8686
(Registrant’s Telephone Number, Including Area Code)

URECOATS INDUSTRIES INC.

FORM 8-K

INDEX

		Page
ITEM 5.	OTHER EVENTS	3

SIGNATURES		5

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ITEM 5. OTHER EVENTS.

As part of the Company’s strategic organizational initiative, the Company terminated the employment of John G. Barbar, Senior Vice President of Finance, Chief Financial Officer and Corporate Treasurer, effective March 16, 2004 for title purposes and March 31, 2004 for entitlement purposes under his employment agreement. Mr. Barbar is succeeded by Dennis A. Dolnick, who joined the Company as Chief Financial Officer and Corporate Treasurer, effective March 16, 2004.

Prior to joining the Company, Mr. Dolnick was the Chief Financial Officer of Rx Medical Services Corp., a publicly traded holding company, which operated various lines of business in the healthcare industry. Prior to Rx Medical Services Corp. Mr. Dolnick was the Controller of SII Pak-Tek, Ltd. and SII Cassettes, Ltd. manufacturers of plastic injected molding supplies used primarily by the entertainment industry, and was a manager in the audit department of Grant Thornton LLP.

Mr. Dolnick is a Certified Public Accountant, licensed in the State of Florida and is a member of both the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URECOATS INDUSTRIES INC.

Date: March 16, 2004	By:

Michael T. Adams
President

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